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                                                                    Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditor

   We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Cell Therapeutics, Inc. for the registration of 3,503,334 shares of its common stock and to the incorporation by reference therein of our report dated February 25, 2000, with respect to the consolidated financial statements of Cell Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

Seattle, Washington
March 30, 2000